Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: November 20, 2003

a.	Aggregate Amount of Collections	$373,208,585.60
	Aggregate Amount of Non-Principal Collections	$2,361,818.82
	Aggregate Amount of Principal Collections	$370,846,766.78
	Pool Balance	$794,525,900.09
	Residual Participation Amount	$294,525,900.09
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	62.93%
	Principal Allocation Percentage	N/A

c.	Total Amount Distributed on Series 2000-1	$548,958.33

d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2000-1	$548,958.33

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$662,104.92
	Noteholder Monthly Servicing Fee	$416,666.67

j.	Controlled Deposit Amount	$0.00

k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00

l.	Available Subordinated Amount	$86,776,322.61

m.	Carry-over Amount	$0.00

n.	Reserve Account Balance	$1,750,000.00

o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 18-Nov-03	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY				PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
	From	To	Days
Current Interest Period	10/20/2003	11/19/2003	31	Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
Series Allocation Percentage	100.00%			PORTFOLIO AND DEALERSHIP STATISTICS
Initial Principal Balance	$500,000,000.00			Used Vehicle Receivables' Balance	$48,953,450.08
Outstanding Principal Balance	$500,000,000.00			Used Vehicle Percentage	6.161%
Principal Balance of Receivables for Determination Date	$830,753,825.93			Used Vehicle Percentage During Last Collection Period	6.378%
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00			Early Amortization Event?	NO
Initial Invested Amount	$500,000,000.00			Largest Dealer or Dealer Affiliation Balance	$29,124,019.14
Invested Amount at the Beginning of Period	$500,000,000.00			Largest Dealer Percentage	3.744%
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$86,776,322.61			Aggregate Principal Amount of Receivables of Dealers over 2%	$56,305,499.13
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00			SUMMARY OF COLLECTIONS
Available Subordinated Amount (previous period)	$95,565,230.44			Aggregate Amount of Collections	$373,208,585.60
Incremental Subordinated Amount (previous period)	$47,620,024.96			Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,361,818.82
				Investment Proceeds	$2,557.94
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT				Aggregate Amount of Principal Collections	$370,846,766.78
Yield Supplement Account Initial Deposit	$1,750,000.00			Asset Receivables Rate	1.940%
Yield Supplement Account Beginning Balance	$1,750,000.00			Use Asset Receivables Rate?	NO
Yield Supplement Account Required Amount	$1,750,000.00			Carryover Amount (this Distribution Date)	N/A
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00			PAYMENT RATE INFORMATION
Reserve Account Beginning Balance	$1,750,000.00			Monthly Payment Rate	47.17%
				Previous Collection Period Monthly Payment Rate	50.50%
Outstanding Carryover Amount — Beginning Balance	$0.00			Monthly Payment Rate 2 collection periods ago	44.86%
Withdrawal from Yield Supplement Account	$0.00			3-month Average Payment Rate	47.51%
Outstanding Carryover Amount — Ending Balance	$0.00			Early Amortization Event?	NO
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
				ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Withdrawal from Reserve Account	$0.00			Extend Revolving Period?	YES
Reserve Account Ending Balance	$1,750,000.00			Last Day of Revolving Period	N/A
Reserve Account Deposit Amount	$0.00			Invested Amount as of Last Day of Revolving Period	N/A
				Accumulation Period Length (months)	N/A
1-month LIBOR Rate (annualized)	1.1200000%			First Accumulation Date	TO BE DETERMINED
Certificate Coupon (annualized)	1.2750%			Expected Final Payment Date	N/A
Prime Rate (annualized)	4.0000000%			Required Participation Percentage	104.00%
Servicing Fee Rate (annualized)	1.000%			Principal Funding Account Balance	$0.00
Excess Spread	1.2250000%			Principal Payment Amount	$0.00
				Controlled Accumlation Amount	$0.00
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$777,932,158.61			TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Pool Balance at the Ending of Period	$794,525,900.09			Noteholders
Average Aggregate Principal Balance	$786,229,029.35			1. Monthly Noteholder Interest Distribution	$548,958.33
Aggregate Principal Collections	$370,846,766.78			2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
New Principal Receivables	$387,440,508.26			3. Reserve Account Deposit Amount Distribution	$0.00
Receivables Added for Additional Accounts	$0.00			4. Noteholder Default Amount Distribution	$0.00
Noteholder Default Amount	$0.00			5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
Net Losses	$0.00			5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
Noteholder Charge-offs	$0.00			6. Outstanding Carryover Amount Distribution	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00			7.Yield Supplement Account Deposit Amount Distribution	$0.00
Non-Principal Collections & Inv. Proceeds treated as				8. Previously waived Monthly Servicing Fee Distribution	$0.00

Available Noteholder Principal Collections	$0.00			Excess Servicing	$520,682.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00			DEFICIENCY AMOUNT
Excess Funding Account at Date of Determination	$0.00			Deficiency Amount	$0.0
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00			Required Subordinated Draw Amount	$0.0
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00			EXCESS FUNDING ACCOUNT
Spread Over/Under Prime for Portfolio	-0.50%			Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Weighted Average Interest Rate	3.50%			Additions in connection with a reduction in Receivables	$0.00
Previously waived Monthly Servicing Fee	$0.00			Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 18-Nov-03	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections	Accrual	Distribution

From:	20-Oct-03
To:	19-Nov-03
Days:	31
LIBOR Rate	1.1200000%
(1 month)
Series #	1 Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$86,776,322.61	N/A	$606,776,322.61
	1 Series 2000-1	100.00%	$500,000,000.00	$86,776,322.61	104.00%	$606,776,322.61	$500,000,000.00

VW CREDIT, INC. — SERVICER 18-Nov-03	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.500%
Invested Amount	$500,000,000.00	LIBOR	1.120%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.275%
Required Subordinated Amount	$86,776,322.61	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.225%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$86,776,322.61	$0.00
Floating Allocation Percentage	62.93%	62.93%
Principal Allocation Percentage	N/A	N/A

Principal Collections	$370,846,766.78	$370,846,766.78	N.A.	N.A.
New Principal Receivables	$387,440,508.26	$387,440,508.26	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$86,776,322.61	$0.00
Floating Allocation Percentage	62.93%	62.93%

Non-Principal Receivables

Non-Principal Collections	$1,486,307.00
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,557.94

VW CREDIT, INC. — SERVICER 18-Nov-03	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$95,565,230.44	$90,939,513.52
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$95,565,230.44	$90,939,513.52
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$38,831,117.13	$47,620,024.96
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$86,776,322.61	$95,565,230.44

Overconcentration Amount	$56,305,499.13	$67,607,396.58

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,361,818.82	$2,521,460.60
Noteholder Non-Principal Collections	$1,486,307.00	$1,620,617.28
Residual Interestholder Non-Principal Collections	$875,511.82	$900,843.32
Investment Proceeds	$2,557.94	$2,463.60
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,114,376.76	$4,273,924.20

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$662,104.92	$648,276.80
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67

VW CREDIT, INC. — SERVICER
18-Nov-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

CALCULATION SHEET

Pool Balance
Receivables	$794,525,900.09
Excess Funding Account at Date of Determination	$0.00
Total Pool Balance	$794,525,900.09
Subordinated Percentage	9.5890%

Overconcentration Amount	$56,305,499.13
Ineligible Receivables	$0.00
Defaulted Receivables in Ineligible Accounts and	$0.00
in Accounts containing Overconcentrations

Excess Funding Account at Date of Determination	$0.00
Outstanding Principal Balance	$500,000,000.00
Series 2000-1 Invested Amount	$500,000,000.00
Excess Funding Account	$0.00
Required Participation Amount	$606,776,322.61
Available Subordinated Amount	$86,776,322.61

To Sweep or Not To Sweep [Cash]	NO SWEEP
Amount to Sweep	$0.00

MAY NEED TO ADJUST THIS MANUALLY

Dealers with Concentrations of
Receivables Higher than 2%

Dealer #1	$29,124,019.14
Dealer #2	$28,566,843.34
Dealer #3	$28,096,975.09
Dealer #4	$20,617,534.58
Dealer #5	$20,286,292.84
Dealer #6	$18,649,641.20
Dealer #7	$18,258,435.47
Dealer #8	$17,736,504.69
Dealer #9	$17,374,583.41
Dealer #10	$16,499,849.39
Dealer #11
Dealer #12
Dealer #13
Overcon. Amount	$56,305,499.13

2% Of Pool Balance	$15,890,518.00